SS:60937.2:07222.059

SS:60937.2:07222.059
As filed with the Securities and Exchange Commission on March 18,
1996
Registration No. 33-

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            Form S-8
                Registration Statement Under The
                     Securities Act of 1933


                         Boatracs, Inc.
     (Exact Name of Registrant as Specified in Its Charter)



California                                        33-0644381
(State or Other Jurisdiction
of Incorporation or Organization)           (I.R.S. Employer
Identification Number)


6440 Lusk Blvd., Suite D201, San Diego, California       92121
(Address of Principal Executive Offices)              (Zip Code)


              Boatracs, Inc. 1995 Stock Option Plan
                    (Full Title of the Plan)


                  Michael Silverman, President
                         Boatracs, Inc.
                   6440 Lusk Blvd., Suite D201
                   San Diego, California 92121
             (Name and Address of Agent For Service)


                          619-587-1981
  (Telephone Number, Including Area Code of Agent For Service)



                 Calculation Of Registration Fee

                                            Proposed
                              Proposed      Maximum
Title of                      Maximum       Aggregate   Amount of
Securities to be              Amount to be  Offering Price
Offering Price                Registration
Registered    Registered      Per Share (1) (1)         Fee (1)

Common Stock, 1,000,000       $1.00         $1,000,000  $344.83
no par value
per share, issuable
upon exercise of
Stock Options


(1) Estimated pursuant to Rule 457(c) solely for the purpose of calculating the registration fee on the basis of the maximum number of securities issuable under the plan that are covered by the registration statement, computed upon the average of the bid and asked prices of the Company's Common Stock as reported on the NASDAQ OTC Bulletin Board on March 11, 1996.

                             PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents, which are on file with the Securities and Exchange Commission, are incorporated in the Section 10(a) prospectus under the Securities Act by reference.

              (a)                             The Quarterly
              Reports of the Registrant, filed on Form 10-QSB for the Registrant's Quarters ended March 31, June
              30, and September 31, 1995.

              (b)                             The Form S-1, SEC
              File Number 33-98810, filed with the Commission on October 31, 1995.

              (c)                             The Form 8-A filed
              with the Commission on November 2, 1987, describing the class of common stock contained in this Registration Statement.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part thereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to provisions of the California Corporations Code,
Article V of the Company's Amended and Restated Articles of
Incorporation provides that the liability of the Company's directors for monetary damages shall be eliminated to the fullest extent permissible under California law.

Article VI of the Company's Amended and Restated Bylaws authorizes the Company to indemnify its directors and officers in certain circumstances against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with a proceeding arising out of such person's service in such capacity, if that person acted in good faith and in a manner that that person reasonably believed to be in the best interests of the Company and, in the case of a criminal proceeding, had no reason to believe was unlawful. The Company is required to indemnify a director or officer of the Company against expenses actually and reasonably incurred in the event such person is successful on the merits in the defense of any such claim. The indemnification provided by Article VI is not exclusive of any other rights to which such director or officer seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, with respect to action in his or her official capacity and with respect to action in another capacity while holding such office, to the extent such additional rights to indemnification are authorized in the Company's Amended and Restated Articles of Incorporation.

In addition, employment agreements between the Company and certain executive officers of the Company provide that such executive officers shall each be indemnified against all liabilities, damages, costs, expenses, attorneys' fees and claims (each, a "Claim"), and all costs, expenses and attorneys' fees incurred in the defense of any such Claim, arising from certain circumstances relating to such executive officer's employment, except to the extent caused by such executive officer's negligent act, willful misconduct or breach under such agreement. The Company is required to defend at its sole cost any action or proceeding brought against such executive officer by reason of any such Claims upon notice from the executive officer.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

Item 8.  EXHIBITS

The Exhibit Index immediately preceding the exhibits attached is incorporated herein by reference.

Item 9.  UNDERTAKINGS

The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by section
              10(a)(3) of the Securities Act of 1933;

              (ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

The Registrant hereby agrees that, for the purposes of determining any liability under said Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

The Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

The Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California on March 18. 1996.

                   BOATRACS, INC.



                   By:   /S/ MICHAEL SILVERMAN
                         Michael Silverman, President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Silverman and Dale Fisher, or either of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:


/S/MICHAEL SILVERMAN
Michael Silverman

Chairman of the Board, Chief Executive Officer

                                        March 18, 1996


 /S/ ANNETTE    FRISKOPP
Annette Friskopp
Chief Operating Officer, Director
                                        March 18, 1996


/S/ DALE FISHER
Dale Fisher
Chief Financial Officer (Principal Financial Officer &
Accounting Officer)
                                        March 18, 1996


/S/ NORMAN KANE
Norman Kane
Director
                                        March 18, 1996


/S/ LUIS MAIZEL
Luis Maizel
Director
                                        March 18, 1996




                          EXHIBIT INDEX


     Item

     4.1      Boatracs, Inc. 1996 Stock Option Plan

         4.2  Second Amended Plan of Reorganization of First
              National Corporation (Incorporated by reference to First National Corporation's Current Report on
              Form 8-K dated January 9, 1995)

        4.3   Bankruptcy Court Order Confirming Second Amended
              Plan of Reorganization of First National
              Corporation (Incorporated by reference to First
              National Corporation's Current Report on Form 8-K dated January 9, 1995)

        5.0   Opinion of Solomon Ward Seidenwurm & Smith

        23.1  Consent of Deloitte & Touche

        23.2  Consent of Solomon Ward Seidenwurm & Smith (see
              Exhibit 5.0)
EXHIBIT 4.1
                              This Document Constitutes Part of a
                              Prospectus Covering Securities That
                              Have Been Registered under The
                              Securities Act of 1933.

                              Dated: March 18, 1996

                         BOATRACS, INC.
                     1996 STOCK OPTION PLAN

   1. Purposes of the Plan.

    The Boatracs, Inc. 1996 Stock Option Plan (the "Plan") is intended to promote the interests of Boatracs, Inc., a California corporation (the "Company"), by providing a method whereby
(i) employees of the Company (or its parent or subsidiary corporations) responsible for the management, growth and financial success of the Company (or its parent or subsidiary corporations), and (ii) non-employees who provide valuable services to the Company (or its parent or subsidiary corporations), as determined by the Plan Administrator, may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Company and continue to render services to the Company (or its parent or subsidiary corporations).

   2. Administration of the Plan.

      (a) The Plan shall be administered by the Company's Board of Directors ("Board") or, to the extent provided by the Board, a committee ("Committee") appointed by the Board, which shall consist of not less than two disinterested persons (as such term is defined in Rule 16b-3, or any successor rule, under the Securities Exchange Act of 1934), who shall serve at the pleasure of the Board; provided, however, that if there are not at least two directors who are disinterested persons and willing to serve on the Committee, the Plan shall be administered by the Board. For purposes of the Plan, the term "Plan Administrator" shall mean the Board, or if the Board delegates responsibility for any matter to the Committee, the Committee.

       (b) Subject to the provisions of the Plan, the Plan Administrator shall have full power and authority to select the Optionees (as defined in Section 3) to be granted the options under the Plan, and to determine (i) whether each granted option is to be an incentive stock option ("Incentive Stock Option") which satisfies the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") or a non-statutory Stock Option not intended to meet such requirements, (ii) the number of shares to be subject to such option; (iii) the exercise prices of such shares, (iv) the terms of exercise, (v) the expiration dates and (vi) all other terms and conditions upon which such option may be exercised. The Plan Administrator shall have the full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan or any outstanding option. No person acting under this subsection shall be held liable for any action or determination made in good faith with respect to the Plan or any option granted under the Plan.

       (c) The Company shall indemnify and hold harmless each Committee member and each director of the Company, and the estate and heirs of such Committee member or director, against all claims, liabilities, expenses, penalties, damages or other pecuniary losses, including legal fees, which such Committee member or director, his or her estate or heirs may suffer as a result of his or her responsibilities, obligations or duties in connection with the Plan, to the extent that insurance, if any, does not cover the payment of such items.

   3. Eligibility for Option Grants.

    The persons eligible to receive option grants pursuant to the Plan ("Optionees") are as follows:

      (i) employees of the Company (or its parent or subsidiary corporations) who render services which contribute to the success and growth of the Company (or its parent or subsidiary corporations) or which may reasonably be anticipated to contribute to the future success and growth of the Company (or its parent or subsidiary corporations); and

      (ii) non-employees who provide valuable services to the Company (or its parent or subsidiary corporations).

   4. Stock Subject to the Plan.

       (a) The stock issuable under the Plan shall be shares of the Company's authorized but unissued or reacquired common stock (the "Common Stock"). The aggregate number of shares which may be issued under the Plan shall not exceed 1,000,000 shares of Common Stock. The total number of shares issuable under the Plan shall be subject to adjustment from time to time in accordance with the provisions of this Section 4.

      (b) Should an option be terminated for any reason without being exercised or surrendered in whole or in part, the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grants under the Plan.

       (c) In the event that the outstanding shares of Common Stock issuable under the Plan as a class are increased or decreased, or changed into or exchanged for a different number or kind of shares or securities, as a result of any Corporate Transactions (as defined in Section 7), stock splits, stock dividends, or the like affecting the outstanding Common Stock as a class, then appropriate adjustments shall be made to the aggregate number of shares issuable under the Plan and to the number of shares and price per share of the Common Stock subject to each outstanding option, in order to prevent the dilution or enlargement of benefits under such outstanding options.

   5. Terms and Conditions of Options.

    Options granted pursuant to the Plan shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Stock Options or non-statutory Stock Options. Individuals who are not employees of the Company or its parent or subsidiary corporations may only be granted non-statutory Stock Options. Each granted option shall be evidenced by one or more written instruments in a form approved by the Plan Administrator; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified in this Section 5.

      (a)   Option Price.

          (1)    The option price per share (the "Option Price"),
(a) with respect to a non-qualified Stock Option, shall be between eighty-five percent (85%) and one hundred percent (100%) of the fair market value of a share of Common Stock on the date of the option grant, as determined by the Company on a case by case basis and (b) with respect to an Incentive Stock Option, shall be one hundred percent (100%) of the fair market value of a share of Common Stock on the date of the option grant.

          (2) 10% Shareholder. If any Optionee under the Plan is on the date of grant of an Incentive Stock Option the owner of stock (as determined under Section 424(d) of the Internal Revenue
Code) possessing 10% or more of the total combined voting power of all classes of stock of the Company or any one of its parent or subsidiary corporations (a "10% Shareholder"), then the option price per share acquired pursuant to exercise of an Incentive Stock Option shall not be less than one hundred and ten percent (110%) of the fair market value of a share of Common Stock on the date of the option grant.

          (3) The option price shall become immediately due upon exercise of the option and shall, subject to the provisions of the instrument evidencing the grant, be payable in one of the alternative forms specified below:

             (i)            full   payment  in   cash   or   cash
   equivalents; or

            (ii) full payment in shares of Common Stock having a fair market value on the Exercise Date (as defined below) in an amount equal to the option price; or

            (iii) a combination of shares of Common Stock valued at fair market value on the Exercise Date and cash or cash equivalents, equal in the aggregate to the option price; or

            (iv)    any other form of consideration as  the  Plan
   Administrator may approve.

    For purposes of this Section 5(a)(3), the Exercise Date shall be the first date on which the Company shall have received both written notice of the exercise of the option and payment of the option price for the purchased shares of Common Stock.

          (4) For all valuation purposes under the Plan, the fair market value of a share of Common Stock shall be determined in accordance with the following provisions:

            (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Common Stock in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system, on the date of the option grant or Exercise Date, as the case may be. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.

            (ii) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

            (iii) If the Common Stock at the time is neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then the fair market value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate, including one or more independent professional appraisals.

       (b)    Option  Period.   The term  of  each  option  shall
commence on the date of grant of the option and shall be seven years, except that if an Incentive Stock Option is granted to an Optionee who, immediately before the grant of the Incentive Stock Option, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, the exercise period specified in the option agreement for which the Incentive Stock Option thereunder is granted, shall not exceed five years from the date of grant. Subject to other provisions of the Plan,
(a) each Incentive Stock Option shall be exercisable during its term as to twenty percent (20%) of the Incentive Stock Option shares during the twelve (12) months beginning on the first anniversary of the date of grant, and twenty percent (20%) thereafter during each of the four (4) next successive twelve
(12) month periods, and (b) each non-qualified Stock Option shall be exercisable over a five year term, as determined by the Company on a case by case basis, provided, however, that each non-qualified Stock Option shall be exercisable at a rate of at least twenty percent (20%) per year over five (5) years from the date the non-qualified Stock Option is granted. Additionally, if an Optionee shall not in any period purchase all of the option shares which the Optionee is entitled to purchase in such period, then the Optionee may purchase all or any part of such shares subject to this Agreement at any time after the end of such period and prior to the expiration of the option.

      (c)   Effect of Termination.

          (1) Subject to the other provisions of the Plan, should an Optionee cease to be a service provider to the Company ("Service Provider"), or employee or director, for any reason (including death or permanent disability as defined in
Section 105(d)(4) of the Internal Revenue Code), then any option or options granted under the Plan to such Optionee and outstanding on the Cessation Date (as defined below) shall remain exercisable for a period not to exceed six (6) months from the date of such cessation of Service Provider, employee or director, status (the "Cessation Date"), the specific amount of time to be determined at the time of granting the option; provided, however, that under no circumstances shall such options be exercisable after the expiration date of the option term specified in the
instrument  evidencing  the  option grant.   Notwithstanding  the
foregoing, such shorter period of exercisability following the Cessation Date, as determined by the Company at the time of
original  grant,  shall  in  no event  be  less  than:   (i)  six
(6) months in the event that employment termination is due to the death or disability of the Optionee and (ii) thirty (30) days in the event that employment termination is due to any other reason. Each such option shall, during such six (6) month or shorter period, be exercisable to the extent of the number of shares (if any) for which the option is exercisable on the Cessation Date (the "Vested Shares"), and to the extent that on the Cessation Date the number of shares (if any) for which the option is not exercisable will become exercisable within the following year, the Optionee may exercise the option for a percentage of such shares based on the following fraction: the numerator shall be the number of days from the last anniversary date of the grant of the option to the Cessation Date and the denominator shall be the number of days from the last anniversary date of the grant of the option to the next anniversary date of the grant of the option. Upon the expiration of such six (6) month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

          (2) Notwithstanding subparagraph (c)(1) above, the Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at the Cessation Date to provide that options held by such Optionee may be exercised not only with respect to Vested Shares as of the Cessation Date, but also with respect to one or more subsequent installments of shares for which the option would otherwise have become exercisable had such cessation of Service Provider status not occurred.

          (3) For purposes of the Plan, the Optionee shall be deemed to be a Service Provider of the Company for so long as the Optionee renders periodic services to the Company or one or more of its parent or subsidiary corporations.

       (d) No Employment or Service Contract. Nothing in the Plan shall confer upon the Optionee any right to continue in the service of the Company (or any parent or subsidiary corporation of the Company employing or retaining the Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionee) or the Optionee, to terminate the service provider status of Optionee at any time for any reason or no reason whatsoever, with or without cause.

       (e) Stockholder Rights. An Optionee shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have duly exercised the option and paid the option price.

        (f) Forfeiture of Right to Exercise Option. Notwithstanding anything to the contrary in the Plan, the exercise of any Stock Option by an Optionee shall be subject to satisfaction of the following conditions precedent, as determined in good faith by the Committee whose determination shall be final and binding: (a) such Optionee not be guilty of theft, larceny, embezzlement, fraud, any acts of dishonesty, illegality, moral turpitude or gross mismanagement, (b) such Optionee shall not have breached any confidentiality or similar provision of Optionee's business relationship with the Company or otherwise have made any disclosure of the Company's customer lists, proprietary information, design information, performance standards, and any other confidential and proprietary information of the Company or licensed to the Company, including without limitation, trade secrets and copyrighted materials ("Confidential Material"), (c) such Optionee shall not, within six (6) months after termination of Optionee's business relationship with the Company, undertake any employment or activity competitive with the Company's business, if the duties or work of, in connection with or related to such competitive employment or activity, would or may cause the Optionee to reveal or use any Confidential Material.

   6. Exercise of Options.

      (a) Each Option may be exercised in whole or in part (but not as to fractional shares) by delivering it for surrender or endorsement to the Company, attention of the Corporate Secretary, at the Company's principal office, together with payment of the Exercise Price and an executed Notice and Agreement of Exercise in the form prescribed by the Company.

       (b) Exercise of each Option is conditioned upon the agreement of the Optionee to the terms and conditions of this Plan and of such Option as evidenced by the Optionee's execution and delivery of a Notice and Agreement of Exercise in a form to be determined by the Committee in its discretion. Such Notice and Agreement of Exercise shall set forth the agreement of the Optionee that: (a) no Option Shares will be sold or otherwise distributed in violation of the Securities Act of 1933 (the "Securities Act") or any other applicable federal or state securities laws, (b) each Option Share certificate may be imprinted with legends reflecting any applicable federal and state securities law restrictions and conditions, (c) the Company may comply with said securities law restrictions and issue "stop transfer" instructions to its Transfer Agent and Registrar without liability, (d) each Optionee will timely file all reports required under federal securities laws, and (e) each Optionee will report all sales of Option Shares to the Company in writing on a form prescribed by the Company.

       (c) No Option shall be exercisable unless and until any applicable registration or qualification requirements of federal and state securities laws, and all other legal requirements, have been fully complied with. The Company will use reasonable efforts to maintain the effectiveness of a Registration Statement under the Securities Act for the issuance of Options and shares acquired thereunder, but there may be times when no such Registration Statement will be currently effective. The exercise of Options may be temporarily suspended without liability to the Company during times when no such Registration Statement is currently effective, or during times when, in the reasonable opinion of the Committee, such suspension is necessary to preclude violation of any requirements of applicable law or regulatory bodies having jurisdiction over the Company. If any Option would expire for any reason except the end of its term during such a suspension, then if exercise of such Option is duly tendered before its expiration, such Option shall be exercisable and exercised (unless the attempted exercise is withdrawn) as of the first day after the end of such suspension. The Company shall have no obligation to file any Registration Statement covering resales of Option Shares.
       (d) Withholding Taxes. The Company shall have the right at the time of exercise of any Stock Option to make adequate provision for any federal, state, local, or foreign taxes which it believes are or may be required by law to be withheld with respect to such exercise.

       (e) Dollar Limitation. The aggregate fair market value (determined as of the respective date or dates of grant) of the
Common Stock for which one or more options granted to any Employee under the Plan (or any other option plan of the Company or its parent or subsidiary corporations) may for the first time become exercisable as Incentive Stock Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). In the event that Section 422 of the Internal Revenue Code is amended to alter the limitation set forth therein so that following such amendment such limitation shall differ from the $100,000 limitation set forth above, the dollar limitation of this Section 6(e) shall be automatically adjusted accordingly. To the extent the Employee holds two or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability thereof as Incentive Stock Options shall be applied on the basis of the order in which such options are granted, and any Incentive Stock Options subject to the limitations of this Section 6(e) shall be treated as non-qualified Stock Options subject to the applicable terms and conditions of the Plan.

   7. Corporate Transactions.

       (a)   In the event of any of the following transactions (a
"Corporate Transaction"):

          (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

          (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or

          (iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, then each outstanding option which is not to be assumed by the successor corporation or parent thereof (or to be replaced with a comparable option to purchase shares of the capital stock of such successor corporation or parent thereof) automatically shall be accelerated so that each such option, immediately prior to the specified effective date for such Corporate Transaction, shall become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option. Any such accelerated options not exercised as of the consummation of the Corporate Transaction shall terminate and cease to be exercisable, unless assumed by the successor corporation or parent thereof (or replaced with a comparable option to purchase shares of the capital stock of such successor corporation or parent thereof).

       (b) In connection with any Corporate Transaction, the exercisability of any accelerated options under the Plan as an Incentive Stock Option shall remain subject to the applicable dollar limitation of Section 6(e).

      (c) The Plan Administrator shall have the right and power at any time to waive in whole or in part, absolutely or conditionally, any right of the Company contained in any instrument or option agreement evidencing any options granted under the Plan.

       (d) The grant of options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

   8. Amendment of the Plan.

    (a) The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan; and provided further, that the Board shall not, without the approval of the stockholders of the Company (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments under Section 4(c),
(ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.

    (b) The provisions of this Plan pertaining to Incentive Stock Options are intended to comply with all requirements of the Internal Revenue Code pertaining to qualification of such incentive stock options as Incentive Stock Options under the Internal Revenue Code and all provisions of the Plan with respect thereto shall be construed in a manner consistent therewith.

   9. Effective Date and Term of Plan.

       (a) The Plan shall become effective when adopted by the Board, but no option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the shareholders of the Company. If such shareholder approval is not obtained within twelve (12) months after the date of the Board's adoption of the Plan, then all options previously granted under the Plan shall terminate and no further options shall be granted. Subject to such limitation, the Plan Administrator may grant options under the Plan at any time after the Plan effective date and before the date fixed herein for termination of the Plan.

       (b) Unless sooner terminated in accordance with the provisions hereof, the Plan shall terminate upon the later of
(i) the expiration of the eight (8) year period measured from the date of the Board's adoption of the Plan or (ii) the date on which all shares available for issuance under the Plan shall have been issued or canceled pursuant to the exercise or surrender of options granted under the Plan. If the date of termination is determined under clause (i) above, then options outstanding on such date shall thereafter continue to have full force and effect in accordance with the provisions of the instruments evidencing such options. In no event shall the Plan terminate later than nine years and eleven (11) months after the inception of the Plan.

   10.   Regulatory Approvals.

    The implementation of the Plan, the granting of any option under the Plan, and the issuance of Common Stock upon the exercise or surrender of any such option, shall be subject to the procurement by the Company of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under the Plan and the Common Stock issued pursuant to the Plan.

   11.   Requests for Information.

    For additional information about the Plan or the Plan Administrator, please direct all such requests to the Chief Financial Officer of Boatracs, Inc., 6440 Lusk Boulevard, Suite D201, San Diego, CA 92121, telephone number (619) 587-1981.

   12.   Financial Reports.

    The Company shall deliver financial and other information regarding the Company, on an annual or other periodic basis, to each individual holding an outstanding option under the Plan, to the extent the Company is required to provide such information pursuant to Section 260.140.46 (or any successor thereto) of the Rules of the California Corporations Commissioner.

   13.   Successors in Interest.

    The Company shall not assign or delegate to any other person this Plan or any rights or obligations under this Plan. Subject to any restriction on transferability contained in this Plan, this Plan shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Plan. Nothing in this Paragraph shall create any rights enforceable by any person not a party to this Plan, except for the rights of the successors-in-interest and assigns of each party to this Plan, unless such rights are expressly granted in this Plan to other specifically identified persons.

   14.   Governing Law.

    This Plan shall be construed in accordance with, and governed by, the laws of the State of California.

   15.   Attorney's Fees.

    In the event any litigation, arbitration, mediation, or other proceeding ("Proceeding") is initiated by any party(ies) against any other party(ies) to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Plan the prevailing party(ies) in such Proceeding shall be entitled to recover from the unsuccessful party(ies) all costs, expenses, and actual attorney's and expert witness fees relating to or arising out of (a) such Proceeding (whether or not such Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including without limitation one to enforce any judgment or award resulting from any such Proceeding. Any such judgment or award shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's and expert witness fees.

   16.   Prior Understandings.

    This Plan contains the entire agreement between the parties with respect to the subject matter of the Plan, is intended as a final expression with respect to such terms as are included in the Plan, and supersedes all negotiations, stipulations, understandings, agreements, representations and warranties, if any, with respect to such subject matter, which precede or accompany the execution of the Plan.

   17.   Arbitration.

    All disputes pertaining to this Plan shall be resolved by the American Arbitration Association pursuant to its rules in San
Diego, California.

   18.   Option Non-Transferable; Exceptions

    This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution and may be exercised, during Optionee's lifetime, only by Optionee.










Exhibit 5.0









March 7, 1996


Boatracs, Inc.
6440 Lusk Boulevard
Suite D201
San Diego, California  92121

RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

We are delivering this opinion and consent to you in connection with the proposed issuance of up to 1,000,000 shares of common stock, no par value (the "Plan Shares"), of Boatracs, Inc. (the "Company"), to be issued pursuant to the Company's 1996 Stock Option Plan (the "Plan") and to be registered with the Securities and Exchange Commission on Form S-8 (the "Registration Statement").

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, the Plan Shares have been duly authorized by the Company and, when paid for and delivered in accordance with the terms of the Plan and the terms of the agreements evidencing the grants of the options, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

Very truly yours,



Norman L. Smith
SOLOMON WARD SEIDENWURM & SMITH

NLS/kap
SS:61251.1:07222.059





Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Boatracs, Inc. on Form S-8 of our report dated January 16, 1995 (March 13, 1996 as to Note 10), appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.




San Diego, California
March 13, 1996